UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
August 11, 2009
Date of Report (Date of earliest event reported)

CLEARWIRE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-34196	56-2408571
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4400 Carillon Point,
Kirkland, WA	98033
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (425) 216-7600
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition.
          On August 11, 2009, Clearwire Corporation (the “Company”) issued a press release announcing its financial results for the second quarter ended June 30, 2009. A copy of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K.
Item 7.01. Regulation FD Disclosure.
          The Company today released its 2008 unaudited quarterly pro forma condensed combined statements of operations. As previously disclosed, on November 28, 2008, the Company, Sprint Nextel Corporation, Comcast Corporation, Time Warner Cable, Inc., Bright House Networks, LLC, Google Inc. and Intel Corporation completed the transactions contemplated by the Transaction Agreement and Plan of Merger (the “Transaction Agreement”), entered into by the parties on May 7, 2008. For accounting purposes, the transactions (the “Transactions”) are treated as a “reverse acquisition” with the WiMAX business contributed from Sprint (the “Sprint WiMAX Business”) deemed to be the accounting acquirer. The unaudited pro forma condensed combined statements of operations of the Company give effect to the Transactions as if they were consummated on January 1, 2008, and are based upon the financial results for both the original Clearwire Corporation and the Sprint WiMAX Business for the relevant period. The unaudited pro forma condensed combined statements of operations are presented for illustrative purposes only and are not necessarily indicative of the results of operations that would have been obtained had the Transactions actually been consummated on January 1, 2008, nor are they intended to be a projection of future results of operations.
          A copy of the pro forma information is attached to this report as Exhibit 99.2.
Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.
     (d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Second Quarter 2009 Earnings Press Release dated August 11, 2009
99.2	Clearwire Corporation 2008 Unaudited Quarterly Pro Forma Financial Information

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEARWIRE CORPORATION
Dated: August 11, 2009	By:	/s/ David J. Sach
David J. Sach
Chief Financial Officer